Exhibit 99.1

2016 BONUS PLAN

INTRODUCTION

The 2016 Bonus Plan (this “Bonus Plan” or “Plan”) is intended to retain Plan Participants and motivate them in their respective positions to achieve priority objectives at GenMark. The Bonus Plan includes both (1) a bonus opportunity for the first fiscal quarter of 2016 (or such other period of time as determined by the Compensation Committee of GenMark’s Board of Directors (the “Compensation Committee”)), with an associated potential payout, and (2) an annual plan with an additional associated potential payout, in each case calculated according to Company performance levels achieved and individual performance.

DEFINITIONS

“Eligible Earnings” means (i) for employees in an exempt position, their annualized base salary at the end of the applicable Performance Period while a Plan Participant; and (ii) for employees in non-exempt positions, their base hourly or salary wages annualized at the rate at the end of the applicable Performance Period while a Plan Participant. Other payments and forms of compensation such as overtime are excluded from Eligible Earnings. Prorated consideration will be given for partial Performance Period employment situations and leaves of absence.

“Performance Period” means, as applicable, either Performance Period 1 or Performance Period 2.

“Performance Period 1” means, as applicable, January 1, 2015 to March 31, 2016 (or such other period of time as determined by the Compensation Committee).

“Performance Period 2” means, as applicable, GenMark’s fiscal year from January 1, 2016 to December 31, 2016.

“Plan Participant” means, as applicable:

•
With respect to Performance Period 1, an individual eligible to participate in this Plan (and, thus, to potentially receive bonus(es) under this Plan in respect of Performance Period 1) if s/he satisfies each of the following conditions:

◦	Is a regular employee of the Company (temporary and contract personnel are not eligible) and begins employment with the Company prior to January 1, 2016;

◦	Is not a participant in any other GenMark bonus, incentive, variable or sales compensation plan;

◦	Is provided with notice of eligibility to participate in this Plan, including his/her target bonus percentage opportunity under this Plan which is based on his/her position at GenMark; and

◦
Remains employed by GenMark in a position eligible to participate in this Plan through both Performance Period 1 and through the date bonuses in respect of Performance Period 1 are paid to Participants under this Plan.

•
With respect to Performance Period 2, an individual eligible to participate in this Plan (and, thus, to potentially receive bonus(es) under this Plan in respect of Performance Period 2) if s/he satisfies each of the following conditions:

◦	Is a regular employee of the Company (temporary and contract personnel are not eligible) and begins employment with the Company prior to October 1, 2016;

◦	Is not a participant in any other GenMark bonus, incentive, variable or sales compensation plan;

◦	Is provided with notice of eligibility to participate in this Plan, including his/her target bonus percentage opportunity under this Plan which is based on his/her position at GenMark; and

◦
Remains employed by GenMark in a position eligible to participate in this Plan through both Performance Period 2 and through the date bonuses are paid to Participants in respect of Performance Period 2 under this Plan.

Once an individual ceases to meet any of the above conditions, the employee ceases to be a Plan Participant in respect of the applicable Performance Period and is not eligible to receive or keep any bonus in respect of such Performance Period under this Plan.

HOW THIS PLAN WORKS

This Plan is administered by the Compensation Committee, in its sole business judgment and discretion. The Compensation Committee intends to administer this Plan in accordance with the Performance Goals (as defined below), although it retains the legal right to full and absolute discretion and authority to administer the Plan differently, taking into account any other facts, factors and circumstances that may be relevant at the time bonus pool funding and bonus award determinations are made. Such other facts, factors and circumstances may prompt the Compensation Committee to administer this Plan differently than the Performance Goals may direct, although all of the factors covered by the Performance Goals below will be considered by the Compensation Committee in making bonus pool funding and bonus award determinations.

At the conclusion of each Performance Period (including, with respect to Performance Period 2, once the Company’s financials have been calculated and results are determined), one or more bonus pools may be released based on identified criteria. Bonus payouts may be calculated based on GenMark’s performance as measured against Financial Goals, Product Development Goals, Organization Goals, Individual Goals, and/or such other goals as determined by the Compensation Committee, in each case as approved by the Compensation Committee during the first quarter of 2016 (collectively, the “Performance Goals”). Based on performance thresholds, aggregate payouts under this Plan in respect of the Performance Periods may occur between 0 and 200% of target. During each Performance Period, participants’ job performance may be assessed by their respective supervisors. Payout calculations are reviewed and approved by the CEO, the Compensation Committee and/or the Board of Directors.

BONUS PAYMENTS

A Participant’s actual bonus payout for the applicable Performance Period will be determined based on his/her target bonus percentage in effect at the end of the applicable Performance Period, his/her Eligible Earnings for the applicable Performance Period, and prorated as applicable for any partial Performance Period employment. The Compensation Committee will approve the bonus payouts based on Company results achieved, and has the sole business judgment and discretion to make any adjustments to the bonus payout amounts and forms of payment.

MISCELLANEOUS

1. Bonus Payments. All bonus payments will be subject to tax and other legally required withholdings and deductions, as well as those authorized by the Participant under established Company plans. Bonus payments will be made in the Participant’s local currency and as soon as administratively practicable following conclusion of each Performance Period (including, with respect to Performance Period 2, after GenMark’s financials are completed and, as necessary, audited), but in no event later than 75 days following the end of the applicable Performance Period.

Absent any errors or mistakes by GenMark with respect to data, calculations and eligibility determinations resulting in a bonus payment under this Plan, bonuses paid under this Plan are earned when received by the Participant. In the event of any such errors or mistakes by GenMark, a Participant or former Participant will not have earned the bonus and must repay any bonus amount received due to such error or mistake.

2. Plan Administration. This Plan is discretionary. No employee or Participant is entitled to receive any bonus under this Plan regardless of GenMark’s financial performance, bonus funding, Participant performance or bonus recommendation under the Performance Goals set forth herein or otherwise. This Plan is administered by the Compensation Committee, which, along with the Board of Directors, has the sole authority and discretion to interpret, make exceptions to, make determinations under, change and terminate this Plan at any time in its sole business judgment and discretion. Moreover, nothing about this Plan is intended to be, nor shall be construed as, an employment contract between GenMark and any employee or Participant for employment or continued employment for any period, or in any GenMark position.

3. Governing Law.
The Plan shall be construed and interpreted in accordance with the laws of the state of California (but not its conflict of laws provisions) and, to the extent required by local law, the laws of the jurisdiction in which the Participant is or was employed by the Company during the period of eligibility to participate in the Plan.